Exhibit 99.1

FROM:  P.A.M. TRANSPORTATION SERVICES, INC.
P.O. BOX 188
Tontitown, AR 72770
Robert W. Weaver
(479) 361-9111

                      P.A.M. TRANSPORTATION SERVICES, INC.
                    ANNOUNCES RESULTS FOR THE FOURTH QUARTER
                        AND YEAR ENDED DECEMBER 31, 2005

Tontitown,  Arkansas, February 8, 2006......P.A.M. Transportation Services, Inc.
(NASDAQ: PTSI) today reported net income of $4,342,650 or diluted and basic earnings per share of $.41 for the quarter ended December 31, 2005, and $13,138,719 or diluted and basic earnings per share of $1.20 for the year ended December 31, 2005. These results compare to net income of $1,762,177 or diluted and basic earnings per share of $.16, and $10,587,907 or diluted and basic earnings per share of $.94, respectively, for the quarter and year ended December 31, 2004.

Operating revenues excluding fuel surcharges were $83,861,479 for the fourth quarter of 2005, a 8.2% increase compared to $77,508,358 for the fourth quarter of 2004. Operating revenues excluding fuel surcharges for the year ended December 31, 2005 were $326,353,129, a 5.5% increase compared to $309,474,540 for the year ended December 31, 2004.

Robert W. Weaver, President of the Company, commented, "We are encouraged by the results of our operations during the fourth quarter ending December 31, 2005. Our net income increased 146% from $1,762,177 for the fourth quarter ended December 31, 2004 to $4,342,650 for the quarter ended December 31, 2005.
Earnings per share increased 156% from $.16 for the fourth quarter ended December 31, 2004 to $.41 for the quarter ended December 31, 2005.

Additionally we had success in raising our rates by 14% from an average rate of $1.18 per mile during the fourth quarter ended December 31, 2004 to an average rate of $1.35 during the quarter ended December 31, 2005.

Although we are pleased with these results we know we still have work to do to reduce our operating ratio and to continue to increase our revenues and bottom line profitability. We believe that we have the mechanisms in place to achieve these initiatives."

P.A.M. Transportation Services, Inc. will be holding a live conference call with certain financial analysts to discuss the earnings release, the results of operations, and other matters on Thursday, February 9, 2006 at 10:00 a.m. CST (Please note that since the call will begin promptly at 10:00 a.m., you will need to join at least ten minutes prior to that time.)

The public will be able to listen and participate in the conference call telephonically by dialing (800) 231-9012. Please ask to be joined to the P.A.M. Transportation Services Fourth Quarter and Year End Earnings Release Conference call. An audio replay of the conference call will be posted on the Company's web site one day after the meeting (www.pamt.com/investing/audio.html). In order to listen to the replay, you will need a PC that is internet enabled and capable of playing back MP3 audio files. The Company assumes no responsibility to update any information posted on its Web site.

The conference may contain forward-looking statements made by the Company that involve risks, assumptions and uncertainties that are difficult to predict.
Investors are directed to the information contained in the forward-looking statement paragraph below and in the Company's Annual Report on Form 10-K, filed with the U.S. Securities and Exchange Commission, for a discussion of the risks that may affect the Company's operating results. Actual results may differ.

P.A.M. Transportation Services, Inc. is a leading truckload dry van carrier transporting general commodities throughout the continental United States, as well as in the Canadian provinces of Ontario and Quebec. The Company also provides transportation services in Mexico through its gateways in Laredo and El Paso, Texas under agreements with Mexican carriers.

Certain information included in this document contains or may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may relate to expected future financial and operating results or events, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, excess capacity in the trucking industry; surplus inventories; recessionary economic cycles and downturns in customers' business cycles; increases or rapid fluctuations in fuel prices, interest rates, fuel taxes, tolls, license and registration fees; the resale value of the Company's used equipment and the price of new equipment; increases in compensation for and difficulty in attracting and retaining qualified drivers and owner-operators; increases in insurance premiums and deductible amounts relating to accident, cargo, workers' compensation, health, and other claims; unanticipated increases in the number or amount of claims for which the Company is self insured; inability of the Company to continue to secure acceptable financing arrangements; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors including reductions in rates resulting from competitive bidding; the ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations; a significant reduction in or termination of the Company's trucking service by a key customer; and other factors, including risk factors, referred to from time to time in filings made by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

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P.A.M. Transportation Services, Inc.
and Subsidiaries
Key Financial and Operating Statistics
(unaudited)
                                            Quarter ended                   Year ended
                                             December 31,                   December 31,
                                         2005           2004            2005           2004
                                         ----           ----            ----           ----
Revenue, before fuel surcharge       $83,861,479    $77,508,358     $326,353,129   $309,474,540
Fuel surcharge                        11,316,113      6,073,895       34,527,442     15,591,525
                                     -----------    -----------     ------------   ------------
                                      95,177,592     83,582,253      360,880,571    325,066,065
Operating expenses:
 Salaries, wages and benefits         29,363,456     31,420,978      122,004,839    119,518,979
 Operating supplies                   28,774,954     21,367,808      104,132,109     77,363,116
 Rent/purchased transportation        10,323,255      9,661,546       39,073,665     38,938,357
 Depreciation/amortization             8,591,259      7,482,241       31,375,935     30,016,380
 Operating taxes and licenses          3,865,170      3,823,854       15,776,132     15,488,051
 Insurance and claims                  3,777,270      4,078,880       15,992,066     15,819,670
 Communications and utilities            668,381        684,855        2,648,378      2,689,893
 Other                                 1,840,171      1,482,296        6,205,003      5,130,844
 Loss on disposition of equipment        166,427        331,263          146,513        915,102
                                     -----------    -----------     ------------   ------------
Total operating expenses              87,370,343     80,333,721      337,354,640    305,880,392

Operating income                       7,807,249      3,248,532       23,525,931     19,185,673

Other income/(expense):
 Interest expense                       (517,036)      (289,721)      (1,404,107)    (1,293,759)
                                     -----------    -----------     ------------   ------------
Total other income/(expense)            (517,036)      (289,721)      (1,404,107)    (1,293,759)
                                     -----------    -----------     ------------   ------------
Income before income taxes             7,290,213      2,958,811       22,121,824     17,891,914
Provision for income taxes             2,947,563      1,196,634        8,983,105      7,304,007
                                     -----------    -----------     ------------   ------------
Net income                           $ 4,342,650    $ 1,762,177     $ 13,138,719   $ 10,587,907
                                     ===========    ===========     ============   ============
Diluted earnings per share              $0.41          $0.16            $1.20          $0.94
                                     ===========    ===========     ============   ============
Average shares o/s - Diluted          10,636,062     11,327,182       10,975,948     11,323,696
                                     ===========    ===========     ============   ============
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                                            Quarter ended                   Year ended
                                             December 31,                   December 31,
Truckload Operations                     2005           2004            2005           2004
--------------------                     ----           ----            ----           ----
Total miles                           54,840,590     56,936,914     228,623,528    235,894,314
Empty miles factor                          5.79%          4.70%           5.46%          4.74%
Revenue per total mile,
    before fuel surcharge                  $1.35          $1.18           $1.26          $1.13
Total loads                               71,955         75,794         303,476        315,633
Revenue per truck per work day              $746           $648            $651           $591
Average company trucks                     1,724          1,766           1,757          1,762
Average owner operator trucks                 53             86              66             93

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
                                            Quarter ended                   Year ended
                                             December 31,                   December 31,
Logistics Operations                     2005           2004            2005           2004
--------------------                     ----           ----            ----           ----
Total revenue                         $9,671,817    $10,252,275     $39,212,838    $41,966,665
Operating income                         $47,701       $408,606      $1,445,451     $1,817,197

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